UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, the Board of Directors (the “Board”) of Manning & Napier, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Richard Barrington to fill the vacancy. Mr. Barrington currently works as an independent financial journalist and a published author. He previously spent over 20 years as an employee of Manning & Napier Advisors, LLC until his departure in 2006. Mr. Barrington holds a B.A. in communications from St. John Fisher College and earned his Chartered Financial Analyst designation in 1990.

There is no arrangement or understanding between Mr. Barrington and any other person pursuant to which Mr. Barrington was selected as a director. Mr. Barrington does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Barrington is an independent director under applicable New York Stock Exchange (“NYSE”) rules. Mr. Barrington will serve on the Nominating and Corporate Governance, Compensation, and Audit Committees.

A copy of the press release announcing Mr. Barrington’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued by Manning & Napier, Inc. on November 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: November 23, 2015	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer